EXHIBIT 11.2


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                                                                  EXHIBIT 11.2


                              AVON PRODUCTS, INC.
                 COMPUTATION OF FULLY DILUTED INCOME PER SHARE
                     (In millions, except per share data)


                                                          Three months ended
                                                             September 30
                                                          ------------------
                                                          1994          1993
                                                          ----          ----

Weighted average shares of common stock:
  Weighted average shares outstanding during the
    period............................................   70.17         72.07
  Common stock equivalents............................     .18           .07
                                                        ------       -------


  Weighted average shares for fully diluted income
    per share computation.............................   70.35         72.14
                                                        ======       =======


  Income from continuing operations...................  $ 51.3       $  47.6
  Discontinued operations
    Income, net of taxes..............................      --           6.4
                                                        ------       -------
  Net income..........................................  $ 51.3       $  54.0
                                                        ======       =======

Fully diluted income per share
  Continuing operations...............................  $  .73       $   .66
  Discontinued operations, net........................      --           .09
                                                        ------       -------
  Net income..........................................  $  .73       $   .75
                                                        ======       =======


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                                                                 EXHIBIT 11.2


                              AVON PRODUCTS, INC.
                 COMPUTATION OF FULLY DILUTED INCOME PER SHARE
                     (In millions, except per share data)


                                                            Nine months ended
                                                               September 30
                                                            -----------------
                                                            1994         1993
                                                            ----         ----

Weighted average shares of common stock:
  Weighted average shares outstanding during the
    period..............................................   70.98        72.05
  Common stock equivalents..............................     .19          .09
                                                         -------      -------


  Weighted average shares for fully diluted income
    per share computation...............................   71.17        72.14
                                                         =======      =======


  Income from continuing operations before
    cumulative effect of accounting changes............. $ 154.7      $ 138.2
  Discontinued operations
    Income, net of taxes................................     1.2          6.0
    (Loss) on sale, net of taxes in 1993................   (25.0)       (10.0)
  Cumulative effect of accounting changes, net of taxes.   (45.2)      (107.5)
                                                         -------      -------
  Net income............................................ $  85.7      $  26.7
                                                         =======      =======

Fully diluted income (loss) per share
  Continuing operations................................. $  2.17      $  1.92
  Discontinued operations, net..........................    (.33)        (.06)
  Cumulative effect of accounting changes...............    (.64)       (1.49)
                                                         -------      -------
  Net income............................................ $  1.20      $   .37
                                                         =======      =======